Exhibit 99.1
Investor Contact:
Lauren Morris
283-227-6409
l.morris@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Michael Maley
283-227-6367
m.maley@medpace.com
Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2025 Results
•Revenue of $708.5 million in the fourth quarter of 2025 increased 32.0% from revenue of $536.6 million for the comparable prior-year period, representing a backlog conversion rate of 23.6%.
•Net new business awards were $736.6 million in the fourth quarter of 2025, representing an increase of 39.1% from net new business awards of $529.7 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.04x.
•Fourth quarter of 2025 GAAP net income was $135.1 million, or $4.67 per diluted share, versus GAAP net income of $117.0 million, or $3.67 per diluted share, for the comparable prior-year period. Net income margin was 19.1% and 21.8% for the fourth quarter of 2025 and 2024, respectively.
•EBITDA was $160.2 million for the fourth quarter of 2025, an increase of 20.0% from EBITDA of $133.5 million for the comparable prior-year period, resulting in an EBITDA margin of 22.6%.
CINCINNATI, OHIO, February 9, 2026-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Financial Results
Revenue for the three months ended December 31, 2025 increased 32.0% to $708.5 million, compared to $536.6 million for the comparable prior-year period. On a constant currency basis, revenue for the fourth quarter of 2025 increased 31.4% compared to the fourth quarter of 2024.
Backlog as of December 31, 2025 increased 4.3% to $3,027.2 million from $2,902.2 million as of December 31, 2024. Net new business awards were $736.6 million, representing a net book-to-bill ratio of 1.04x for the fourth quarter of 2025, as compared to $529.7 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the fourth quarter of 2025, total direct costs were $503.1 million, compared to total direct costs of $358.3 million in the fourth quarter of 2024. Selling, general and administrative (SG&A) expenses were $44.9 million in the fourth quarter of 2025, compared to SG&A expenses of $45.4 million in the fourth quarter of 2024.
GAAP net income for the fourth quarter of 2025 was $135.1 million, or $4.67 per diluted share, versus GAAP net income of $117.0 million, or $3.67 per diluted share, for the fourth quarter of 2024. This resulted in a net income margin of 19.1% and 21.8% for the fourth quarter of 2025 and 2024, respectively.
EBITDA for the fourth quarter of 2025 increased 20.0% to $160.2 million, or 22.6% of revenue, compared to $133.5 million, or 24.9% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the fourth quarter of 2025 increased 23.2% from the fourth quarter of 2024.

Full Year 2025 Financial Results
Revenue for the year ended December 31, 2025 increased 20.0% to $2,530.2 million, compared to $2,109.1 million for the year ended December 31, 2024. On a constant currency basis, revenue increased 19.7% for the year ended December 31, 2025 compared to the year ended December 31, 2024.
For the year ended December 31, 2025, net new business awards were $2,646.8 million, representing a net book-to-bill ratio of 1.05x, compared to $2,230.0 million for the year ended December 31, 2024.
For the full year 2025, total direct costs were $1,769.6 million, compared to $1,452.7 million in the full year 2024. For the full year 2025, SG&A expenses were $197.6 million, compared to $180.2 million for the full year 2024.

GAAP net income for the full year 2025 was $451.1 million, or $15.28 per diluted share, versus GAAP net income of $404.4 million, or $12.63 per diluted share, for the full year 2024. This resulted in a net income margin of 17.8% and 19.2% for the full year 2025 and 2024, respectively.
EBITDA for the full year 2025 increased 16.1% to $557.7 million, or 22.0% of revenue, compared to $480.2 million, or 22.8% of revenue, for the prior year. On a constant currency basis, EBITDA increased 17.6% for the full year 2025 compared to the full year 2024.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.
Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $497.0 million at December 31, 2025, and the Company generated $192.7 million in cash flow from operating activities during the fourth quarter of 2025.

For the full year 2025, the Company repurchased 2,961,924 shares for a total of $912.9 million. There were no share repurchases in the fourth quarter of 2025. As of December 31, 2025, the Company had $821.7 million remaining under its authorized share repurchase program.
2026 Financial Guidance

The Company forecasts 2026 revenue in the range of $2.755 billion to $2.855 billion, representing growth of 8.9% to 12.8% over 2025 revenue of $2.530 billion. GAAP net income for full year 2026 is forecasted in the range of $487.0 million to $511.0 million. Additionally, full year 2026 EBITDA is expected in the range of $605.0 million to $635.0 million. Based on forecasted 2026 revenue of $2.755 billion to $2.855 billion and GAAP net income of $487.0 million to $511.0 million, diluted earnings per share (GAAP) is forecasted in the range of $16.68 to $17.50. This guidance assumes a full year 2026 tax rate of 18.5% to 19.5%, interest income of $24.3 million, foreign exchange rates as of December 31, 2025, and 29.2 million diluted weighted average shares outstanding. This guidance does not include the potential impact of any share repurchases the Company may make pursuant to the share repurchase program after December 31, 2025.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 10, 2026, to discuss its fourth quarter and full year 2025 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 6,200 people across 46 countries as of December 31, 2025.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” “opportunity,” “outlook,” “trend,” “can,” “might,” “drives,” “hope,” “future,” “predict” and similar expressions, and variations or negatives of these words. However, the absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are largely based on management’s current expectations and projections about future events and financial trends that we believe may affect, among other things, our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services or operate our business in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; the failure of third parties to provide us critical support services; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit qualified personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; risks from use of machine learning and generative artificial intelligence (“AI”), including risks from insufficient human oversight of AI or lack of controls and procedures monitoring AI use; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we and our customers operate, including financial market conditions; the impact of unfavorable economic conditions, including conditions caused by the uncertain international economic environment and current and future international conflicts; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; and the impact of industry-wide reputational harm to CROs. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

These and other factors discussed under the caption “Risk Factors” in Item 1A, Part I of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.
EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest (income) expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
(Amounts in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue, net	$708,450	$536,589	$2,530,234	$2,109,054
Operating expenses:
Direct service costs, excluding depreciation and amortization	182,151	167,522	732,128	682,095
Reimbursed out-of-pocket expenses	320,983	190,750	1,037,488	770,654
Total direct costs	503,134	358,272	1,769,616	1,452,749
Selling, general and administrative	44,916	45,433	197,559	180,184
Depreciation	6,894	7,145	27,178	27,808
Amortization	237	361	946	1,443
Total operating expenses	555,181	411,211	1,995,299	1,662,184
Income from operations	153,269	125,378	534,935	446,870
Other income, net:
Miscellaneous (expense) income, net	(158)	621	(5,338)	4,056
Interest income, net	3,722	7,883	12,780	24,996
Total other income, net	3,564	8,504	7,442	29,052
Income before income taxes	156,833	133,882	542,377	475,922
Income tax provision	21,700	16,864	91,254	71,536
Net income	$135,133	$117,018	$451,123	$404,386
Net income per share attributable to common shareholders:
Basic	$4.78	$3.78	$15.64	$13.06
Diluted	$4.67	$3.67	$15.28	$12.63
Weighted average common shares outstanding:
Basic	28,291	30,945	28,846	30,957
Diluted	28,964	31,873	29,527	32,014

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)
	As Of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$497,049	$669,436
Accounts receivable and unbilled, net	402,078	296,443
Prepaid expenses and other current assets	90,497	63,350
Total current assets	989,624	1,029,229
Property and equipment, net	131,055	123,615
Operating lease right-of-use assets	117,815	128,649
Goodwill	662,396	662,396
Intangible assets, net	33,420	34,366
Deferred income taxes	19,223	100,357
Other assets	21,939	22,254
Total assets	$1,975,472	$2,100,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,142	$32,528
Accrued expenses	408,382	307,807
Advanced billings	854,390	710,585
Other current liabilities	52,834	53,633
Total current liabilities	1,343,748	1,104,553
Operating lease liabilities	113,643	126,234
Deferred income tax liability	1,355	1,800
Other long-term liabilities	57,655	42,734
Total liabilities	1,516,401	1,275,321
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2025 and 2024	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at December 31, 2025 and 2024; 28,370,780 and 30,630,799 shares issued and outstanding at December 31, 2025 and 2024, respectively	284	306
Treasury stock - 69,623 and 70,073 shares at December 31, 2025 and 2024, respectively	(12,156)	(12,235)
Additional paid-in capital	935,830	844,050
(Accumulated deficit) retained earnings	(459,981)	8,167
Accumulated other comprehensive loss	(4,906)	(14,743)
Total shareholders’ equity	459,071	825,545
Total liabilities and shareholders’ equity	$1,975,472	$2,100,866

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)	Twelve Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$451,123	$404,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27,178	27,808
Amortization	946	1,443
Stock-based compensation expense	34,786	25,514
Noncash lease expense	23,014	23,124
Deferred income tax provision (benefit)	80,773	(26,632)
Other	(875)	(4,009)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(106,215)	2,242
Prepaid expenses and other current assets	(27,101)	(12,090)
Accounts payable	2,629	(2,965)
Accrued expenses	97,083	16,882
Advanced billings	143,805	150,725
Lease liabilities	(25,160)	(21,407)
Other assets and liabilities, net	11,237	23,794
Net cash provided by operating activities	713,223	608,815
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(31,356)	(36,548)
Other	216	8,240
Net cash used in investing activities	(31,140)	(28,308)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	57,001	15,858
Repurchases of common stock	(917,389)	(169,867)
Net cash used in financing activities	(860,388)	(154,009)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	5,918	(2,511)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(172,387)	423,987
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	669,436	245,449
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$497,049	$669,436

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except percentages)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$135,133	$117,018	$451,123	$404,386
Interest income, net	(3,722)	(7,883)	(12,780)	(24,996)
Income tax provision	21,700	16,864	91,254	71,536
Depreciation	6,894	7,145	27,178	27,808
Amortization	237	361	946	1,443
EBITDA (Non-GAAP)	$160,242	$133,505	$557,721	$480,177
Net income margin (GAAP)	19.1%	21.8%	17.8%	19.2%
EBITDA margin (Non-GAAP)	22.6%	24.9%	22.0%	22.8%
FY 2026 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2026
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$487.0	$511.0	$16.68	$17.50
Income tax provision	113.9	119.9
Interest income, net	(24.3)	(24.3)
Depreciation	27.8	27.8
Amortization	0.6	0.6
EBITDA (Non-GAAP)	$605.0	$635.0